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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934



                        March 26, 1998
        ------------------------------------------------
        Date of Report (Date of earliest event reported)



            STARTEC GLOBAL COMMUNICATIONS CORPORATION
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     (Exact name of registrant as specified in its charter)



  Maryland                   0-23087               52-1660985
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(State or other            (Commission           (IRS Employer
jurisdiction of             File No.)            Identification
Incorporation                                          No.)



10411 Motor City Drive Bethesda, Maryland              20817
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 (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code:
                           301-365-8959
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                          Not applicable

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   Former name or former address, if changed since last report)

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                        PAGE 1 OF 92 PAGES
                     EXHIBIT INDEX ON PAGE 9


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Item 5.  Other Events.


     On March 26, 1998, the Board of Directors of Startec Global Communications Corporation (the "Company") declared a dividend distribution of one right ("Right") for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company. The distribution is payable to stockholders of record on April 3, 1998. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $175 per one one-thousandth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

     Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 days following a public announcement that a person, other than an Exempt Person (as defined below), or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Continuing Directors (as defined below) may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 10% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates,
(ii) new Common Stock certificates issued after April 3, 1998 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 25, 2008, unless earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that a Person, other than an Exempt Person (as defined below), becomes the beneficial owner of 10% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Outside Directors (as defined below) determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. Rights are not exercisable, however, following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at a Purchase Price of $175 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $350 worth of Common Stock (or other consideration, as noted above) for $175. Assuming that the Common Stock had a per share value of $25 at such time, the holder of each valid Right would be entitled to purchase forteen, instead of seven, shares of Common Stock for $175.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $350 for the $175 Purchase Price).

     At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on March 26, 1998, and ending on the tenth day following the Stock Acquisition Date, as such period may be extended or shortened by the Board of Directors (the "Redemption Period") at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors. After the Redemption Period has expired, the Company's right of redemption may be reinstated (with the concurrence of the Continuing Directors) if an Acquiring Person reduces his beneficial ownership to 5% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

     The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board of Directors prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities. The term "Outside Directors" means "Continuing Directors" who are not officers of the Company. The term "Exempt Person" means (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or its subsidiaries, (iii) a Person who becomes the beneficial owner of 10% or more of the Common Stock as the result of any repurchase of Common Stock by the Company, or (iv) Ram Mukunda, the President and Chief Executive Officer of the Company and his immediate family or any entity owned by such persons, provided that such persons do not acquire in the aggregate more than 5% of the shares of Common Stock then outstanding (excluding shares acquired pursuant to any emplyee benefit plan, compensation or incentive plan of the Company or its subsidiaries).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights (other than an increase in the Purchase Price), any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

     As of March 20, 1998, there were 8,919,615 shares of Common
Stock issued and outstanding. Each share of Common Stock outstanding on April 3, 1998 will receive one Right. A total of 25,000 shares of Preferred Stock are reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired, or in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

     The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit C the form of Rights Certificate, is attached hereto as
Exhibit 1 and is incorporated herein by reference. The press release announcing the declaration of the Rights dividend, a form of letter to the Company's stockholders relating to the adoption of the Rights Plan, and the Articles Supplementary setting forth the rights, preferences and other terms of the Series A Junior Participating Preferred Stock are attached hereto as Exhibits 2, 3 and 4, respectively, and are incorporated herein in their entireties by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.


Item 7.  Financial Statements and Exhibits.

     1. Rights Agreement, dated as of March 26, 1998, between the Company and Continental Stock Transfer & Trust
          Company.

     2.   Press Release dated April 6, 1998.

     3.   Form of letter to Company's Stockholders.

     4.   Articles Supplementary relating to the Series A Junior
          Participating Preferred Stock.

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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                    STARTEC GLOBAL COMMUNICATIONS CORPORATION

                    By:  /s/ RAM MUKUNDA
                         -----------------------------------
                         Ram Mukunda
                         President and Chief Executive Officer

Dated:    April 3, 1998
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                          EXHIBIT INDEX



Exhibit No.         Description                             Page
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     1.             Rights Agreement, dated as of March
                    26, 1998, between the Company and
                    Continental Stock Transfer & Trust
                    Company.

     2.             Press Release dated April 3, 1998.

     3.             Form of letter to Company's
                    Stockholders.

     4.             Articles Supplementary relating to
                    the Series A Junior Participating
                    Preferred Stock.